UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 14, 2026

Crescent Energy Company
(Exact Name of Registrant As Specified in Its Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

(713) 332-7001
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934 (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934 (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On October 14, 2026, Crescent Energy Finance LLC, a Delaware limited liability company (“Crescent Finance”) and a wholly owned subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company” or “Crescent”), entered into that certain Sixteenth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended Crescent’s existing Credit Agreement, dated as of May 6, 2021 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2021, the Second Amendment to Credit Agreement, dated as of March 30, 2022, the Third Amendment to Credit Agreement, dated as of March 30, 2022, the Fourth Amendment to Credit Agreement, dated as of September 23, 2022, the Fifth Amendment to Credit Agreement, dated as of July 3, 2023, the Sixth Amendment to Credit Agreement, dated as of December 13, 2023, the Seventh Amendment to Credit Agreement, dated as of April 10, 2024, the Eighth Amendment to Credit Agreement, dated as of May 24, 2024, the Ninth Amendment to Credit Agreement, dated as of June 14, 2024, the Tenth Amendment to Credit Agreement, dated as of July 30, 2024, the Eleventh Amendment to Credit Agreement, dated as of December 17, 2024, the Twelfth Amendment to Credit Agreement, dated as of May 2, 2025, the Thirteenth Amendment to Credit Agreement, dated as of October 22, 2025, the Fourteenth Amendment to Credit Agreement, dated as of February 23, 2026, and the Fifteenth Amendment to Credit Agreement, dated as of May 18, 2026, and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Crescent Finance, certain subsidiaries of Crescent Finance, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time.
Among other things, the Credit Agreement Amendment (i) permits the consummation of the previously announced acquisition of certain Eagle Ford assets (the “Devon EF Assets Acquisition”) from Devon Energy Production Company, L.P., a subsidiary of Devon Energy Corporation (NYSE: DVN), (ii) subject to customary terms and conditions, permits the incurrence of an up to $2.0 billion 364-day unsecured bridge credit facility in order to fund, among other things, a portion of the cash consideration for Devon EF Assets Acquisition, (iii) subject to certain customary terms and conditions, permits the incurrence of term loan indebtedness that is secured on a pari passu basis with the obligations under the Credit Agreement in an aggregate principal amount not to exceed an amount equal to the lesser of (I) the borrowing base minus the aggregate elected commitments minus the aggregate outstanding principal amount of all permitted pari passu indebtedness at such time and (II) an amount equal to 50.0% of the sum of (x) the aggregate elected commitments plus (y) the aggregate outstanding principal amount of all permitted pari passu indebtedness (after giving effect to the incurrence of any permitted pari passu indebtedness), and (iv) provides that the incurrence of up to $1.0 billion of certain additional indebtedness during the period beginning on May 18, 2026 and ending on the scheduled redetermination date for the April 1, 2027 scheduled redetermination will be excluded from the requirement for the borrowing base to be reduced by 0.25x of the principal amount of such new debt incurrences, so long as such debt is incurred during such period and does not exceed the $1.0 billion aggregate threshold. The Credit Agreement Amendment maintains the aggregate elected commitments at $2.0 billion.
The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.
Derivative Settlements
For the three and nine months ended September 30, 2026, Crescent expects to report approximately $144 million and $383 million, respectively, of total cash paid on its commodity derivative positions, composed of the following:

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
	(in millions)
Net cash (paid) received on settlement of derivatives	$(160)	$(504)
Settlement of Ridgemar contingent earn-out consideration (1)	(17)	(35)

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Settlement of acquired derivative contracts(2)	33	156
Total cash (paid) received(3)	$(144)	$(383)
The dollar amounts included in this Current Report on Form 8-K are preliminary and subject to change. Such amounts as disclosed herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on current expectations but remain subject to a number of assumptions, risks and uncertainties. Consequently, actual final results could differ materially from current expectations. Final dollar amounts for the three and nine months ended September 30, 2026 will be reported in Crescent’s Quarterly Report on Form 10-Q for the period ended September 30, 2026.
The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
(1)     Represents the settlement of contingent earn-out consideration attributable to the liability recorded in connection with the Ridgemar Acquisition for the three and nine months ended September 30, 2026, respectively, including an early termination of the Company’s contingent consideration obligations for the third and fourth quarters of 2027. The Company expects to report these settlements as financing outflows on the Statements of Cash Flows and as additions to Adjusted EBITDAX.
(2)     Represents the settlement of certain oil, gas, and natural gas liquids derivative contracts acquired in connection with the SilverBow Merger and the Vital Merger. The Company expects to report these settlements as positive adjustments on the Statements of Cash Flows and as additions to Adjusted EBITDAX.
(3)     Represents total cash (paid) received from hedge settlements and is reflected in Adjusted EBITDAX.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.
The following table details our net volume positions by commodity as of September 30, 2026, adjusted for acquisition hedges executed through October 9, 2026:

Production Period	Volumes	Weighted Average Fixed Price
	(in thousands)
Crude oil swaps – WTI (Bbls):
2026	5,253	$64.62
2027	21,915	$75.73
2027 (1)	4,563	$73.92
2028	273	$74.50
Crude oil two-way collars – WTI (Bbls):
2026	460	$60.00		-	$70.03
Crude oil three-way collars – WTI (Bbls):
2026	1,518	$48.00	-	$60.61	-	$74.98
2027	8,919	$54.48	-	$68.18	-	$82.68
2027 (2)	460	$45.00	-	$60.00	-	$70.00
2028	1,820	$58.00	-	$75.32	-	$80.00
Crude oil two-way collars – Brent (Bbls):
2026	46	$60.00		-	$82.00

Production Period	Volumes		Weighted Average Fixed Price
Natural gas swaps (MMBtu):
2026	22,540		$4.10
2027	7,300		$4.21
2027 (3)	18,250		$4.19
Natural gas two-way collars (MMBtu):
2026	10,120	$3.04	-	$4.74
Crude oil basis swaps (Bbls):
2026	5,428		$1.34
2027	7,650		$1.47
Natural gas basis swaps (MMBtu):
2026	24,840		$(0.43)
2027	91,250		$(0.42)
Calendar Month Average roll swaps (Bbls):
2026	5,520		$0.56
Natural gas fixed index swaps – Waha (MMBtu):
2026	13,984		$2.41
2027	43,800		$2.69

(1)     Represents outstanding crude oil swap options exercisable by the counterparty until December 2026 and June 2027.
(2)     Represents outstanding crude oil three-way collar options exercisable by the counterparty until June 2027.
(3)     Represents outstanding natural gas swap options exercisable by the counterparty until December 2026.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1
Sixteenth Amendment to Credit Agreement, dated October 14, 2026, by and among Crescent Energy Finance LLC, certain subsidiaries of Crescent Energy Finance LLC, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 15, 2026
CRESCENT ENERGY COMPANY
By:    /s/ Brandi Kendall
Name:    Brandi Kendall
Title:    Chief Financial Officer

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